UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2006

MAGYAR BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51726	20-4154978
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

400 Somerset Street, New Brunswick, New Jersey 08901
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 342-7600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On August 16, 2006, Magyar Bank, the principal subsidiary of Magyar Bancorp, Inc., contributed assets with an aggregate book value of approximately $35.0 million, consisting of U.S. government securities, agency obligations, other securities and cash, to MagBank Investment Company (“MagBank”), a wholly owned subsidiary of Magyar Bank and a New Jersey investment company. Subject to the requirements of New Jersey law, the effective state income tax rate for a New Jersey investment company is 3.6%. New Jersey law requires that a New Jersey investment company meet a number of regulatory standards, including, without limitation, an income adjusted test, an assets test and other regulatory requirements.

Item 9.01     Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired. Not Applicable.

(b)  Pro forma financial information. Not Applicable.

(c)  Shell company transactions. Not Applicable

(d)  Exhibits.

10.1     Contribution Agreement dated August 16, 2006 between Magyar Bank and MagBank Investment Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGYAR BANCORP, INC.

Date: August 18, 2006	By:	/s/ Jon R. Ansari
Jon R. Ansari
Senior Vice President
and Chief Financial Officer